MASTER REAFFIRMATION OF
                      PARENT PLEDGE AND SUPPORT AGREEMENTS


         This MASTER REAFFIRMATION OF PARENT PLEDGE AND SUPPORT AGREEMENTS (this "Reaffirmation") is executed as of this 30th day of November, 1995 by American Communications Services, Inc., a Delaware corporation (the "Parent"), in favor of AT&T Credit Corporation, a Delaware corporation ("Lender").

                                   WITNESSETH:

         WHEREAS, American Communications Services of Louisville, Inc., American Communication Services of Fort Worth, Inc. and American Communication Services of Columbia, Inc., American Communication Services of Greenville, Inc., and American Communication Services of El Paso, Inc. (each a Delaware corporation), entered into those certain Loan and Security Agreements each dated respectively as of October 16, 1994, February 28, 1995, June 30, 1995 and September 9, 1995 (collectively, as so amended and as further amended, restated or modified, the "Loan Agreements") with Lender;

         WHEREAS, to induce Lender to enter into the Loan Agreement, Parent executed and delivered those certain Parent Pledge and Support Agreements each dated as of October 16, 1994, February 28, 1995, June 30, 1995 and September 9, 1995 (collectively, as so amended and as further amended, restated or modified the "Pledge Agreements") in favor of the Lender;

         WHEREAS, the parties to the Loan Agreements are entering into that certain Master Amendment (the "Amendment") of even date herewith; and

         WHEREAS, it is a condition precedent to the effectiveness of the Amendment that Parent execute and deliver this Reaffirmation;

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby agrees as follows:

         1. Reaffirmation of Pledge Agreement. The Parent acknowledges that it has reviewed the Amendment and reaffirms that the Pledge Agreements shall continue in full force and effect in accordance with their respective terms notwithstanding the execution and delivery of the Amendment.

         2. Governing Law and Jurisdiction. This Reaffirmation shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to any conflicts of laws principles.


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         3.  Execution in Counterparts. This Reaffirmation may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be duly executed by their duly authorized representatives as of the day and year first written above.


                                                   AMERICAN COMMUNICATIONS
                                                          SERVICES, INC.

                                                   /s/ RICHARD A. KOZAK
                                                   Name:  Richard A. Kozak
                                                   Title:  President & Chief
                                                             Executive Officer


Acknowledged and agreed to
as of the day and year first
written above.

AT&T CREDIT CORPORATION

/s/ EDWARD F. GROMEK
Name: Edward F. Gromek
Title: Vice President


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